Exhibit 99.1    Text of Press Release Issued by VoIP, Inc. on September 6, 2007

VoIP, Inc.'s August Revenue from Continuing Caerus Business Exceeds $1 Million; Operating Results Continue to Improve

VoIP, Inc. (OTCBB: VOIC) announced today that revenue for the month of August, 2007 from its continuing Caerus (VoiceOne network services) business exceeded $1 million. Revenue increased by approximately 17 percent from the month of July, 2007 as a result of increased utilization of the Company’s network, and higher margins associated with the revenue. Revenue from continuing Caerus business for the first eight months of the year has now nearly equaled the total revenue generated by Caerus for the entire 2006 fiscal year. The Company also expects to generate improved August operating results, consistent with trends demonstrated in June and July, 2007, through increasing "variable" gross margin (defined as total gross margin less the Company’s monthly network costs that are not minute-based) and continued reductions in operating costs.

“We are pleased to report another significant increase in revenue for the month of August,” said Tony Cataldo, VoIP, Inc.’s Chairman and CEO. “Improved utilization of our Network, along with higher-margin business, will continue to drive improved operating results. We are also encouraged by the strong start to September, and believe that we are well positioned to be operating cash flow positive in the fourth quarter of 2007.”

About VoIP, Inc.

VoIP, Inc. is a leading provider of turnkey Voice over Internet Protocol (VoIP) communications solutions for service providers, resellers and consumers worldwide. The Company is also a certified Competitive Local Exchange Carrier (CLEC) and Inter Exchange Carrier (IXC). Through its wholly owned subsidiary, VoiceOne Communications, LLC, the Company provides a comprehensive portfolio of advanced telecommunications technologies, enhanced services, broadband products, and fulfillment services to the VoIP and related communications industries. Current and targeted customers include IXCs, CLECs, Internet Telephony and Conventional Telephony Service Providers (ISPs and ITSPs), cable operators and other VoIP Service Providers in the United States and countries around the world. The Company enables these customers to expand their product/service offerings by VoIP's nationwide packet network through services such as voice termination/origination, e911 emergency call service for VoIP, CALEA, Broadband Voice, IP Centrex and other advanced communications services and technologies. For information on VoIP, Inc. please visit the Company's web site: www.voipincorporated.com.

Safe Harbor Statements about the Company's future expectations and all other statements in this press release other than historical facts, are 'forward-looking statements' within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created thereby. The above information contains information relating to the Company that is based on the beliefs of the Company and/or its management as well as assumptions made by and information currently available to the Company or its management. When used in this document, the words 'anticipate,' 'estimate,' 'expect,' 'intend,' 'plans,' 'projects,' and similar expressions, as they relate to the Company or its management, are intended to identify forward-looking statements. Such statements reflect the current view of the Company regarding future events and are subject to certain risks, uncertainties and assumptions, including the risks and uncertainties noted. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected, intended or projected. In each instance, forward-looking information should be considered in light of the accompanying meaningful cautionary statements herein. Factors that could cause results to differ include, but are not limited to, successful performance of internal plans, the impact of competitive services and pricing and general economic risks and uncertainties.

CEOcast, Inc. for VoIP, Inc.
Investors:
Andrew Hellman, 212-732-4300
adhellman@ceocast.com
or
HighTech PR
Media:
Tammy Snook, 407-667-9355
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